UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2018

Kelly Services, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0- 1088	38-1510762
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999 West Big Beaver Road

Troy, Michigan 48084

(Address of principal executive offices, including zip code)

(248) 362-4444

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2018, the Board of Directors (the “Board”) of Kelly Services, Inc. (the “Company”) appointed Gerald S. Adolph to serve as director, effective immediately. In connection with Mr. Adolph’s appointment, the size of the Board was expanded from nine to ten directors.

Mr. Adolph served as a Senior Partner of consulting firm PwCStrategy& (formerly Booz & Company) from 2008 until his retirement in 2016, and served in a variety of leadership roles since joining Booz Allen Hamilton in 1981, including as leader of the Global Mergers & Restructuring, Global Consumer & Health, and Worldwide Chemical practice areas and as a member of the Booz Allen Hamilton board of directors from 1994 to 1997. Mr. Adolph has served on the board of directors of Cintas Corporation since 2006, where he is a member of the governance committee and is chair of the compensation committee. He has served on the board of directors of the NAACP Legal Defense and Education Fund since 1998 and as board co-chair since 2011. Mr. Adolph holds an M.B.A. from Harvard University and M.S. and B.S. degrees in chemical engineering and a B.S. in management science from the Massachusetts Institute of Technology.

The Board has determined that Mr. Adolph is an independent director under the Nasdaq listing standards and the Company’s Corporate Governance Principles.

Mr. Adolph will receive the standard compensation paid under the Company’s non-employee director program, as disclosed under “Corporate Governance – Director Compensation” in the Company’s Proxy Statement filed with the SEC on April 7, 2017.

There are no arrangements or understandings between Mr. Adolph and any other person pursuant to which Mr. Adolph was appointed to the Board. Mr. Adolph has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing Mr. Adolph’s appointment as director is attached as Exhibit 99.1 hereto.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 7, 2018, upon the recommendation of a special committee of independent directors formed to review governance matters, the Board approved and adopted amended and restated bylaws (as amended and restated, the “Amended and Restated Bylaws”). The Amended and Restated Bylaws became effective immediately upon the Board’s approval. The majority of the changes reflected in the Amended and Restated Bylaws are clarifications, updates, and other non-substantive changes to existing provisions. Other changes include:

•	Adding an “advance notice” provision (first effective in connection with the Company’s 2019 annual meeting of stockholders) establishing information requirements for stockholders who wish to nominate persons for election as directors or propose other business at the annual meeting of stockholders, and requiring such notice to be provided not later than the 90th day, nor earlier than 120th day, before the first anniversary of the prior year’s annual meeting;

•	Adding the Lead Director as a person authorized to call special meetings of the Board;

•	Providing that the compensation of the Chief Executive Officer (“CEO”) and, taking into account the CEO’s recommendation, the other “Section 16” officers of the Company is to be determined by the independent Compensation Committee;

•	Providing that the CEO or Chief Operating Officer is authorized to appoint certain officers in the event of a vacancy; and

•	Revising the provisions relating to the indemnification of directors and officers and the advancement of expenses they may incur.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is attached as Exhibit 3.1 and is incorporated herein by reference. A copy marked to show changes is attached as Exhibit 3.2.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

See Exhibit Index

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Bylaws, effective March 7, 2018.

3.2	Marked Copy of the Amended and Restated Bylaws.

99.1	Press Release dated March 9, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kelly Services, Inc.

Date: March 9, 2018	By:	/s/ James M. Polehna
James M. Polehna, Corporate Secretary

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